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                                                                    Exhibit 15.1



                     ACKNOWLEDGEMENT OF ERNST & YOUNG LLP


Board of Directors
Respironics, Inc. and Subsidiaries


     We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Respironics, Inc. and Subsidiaries of our report dated October 23, 2001 relating to the unaudited condensed consolidated interim financial statements of Respironics, Inc. and Subsidiaries which are included in its Form 10-Q for the quarter ended September 30, 2001.

                                                   /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
December 3, 2001